                                    Registration No. 33-     ****



SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549



FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933



BARRETT BUSINESS SERVICES, INC.
(Exact name of registrant as specified in its charter)

               Maryland                                52-0812977
          (State of incorporation)           (IRS Employer Identification No.)

          4724 S.W. Macadam Avenue
          Portland, Oregon                                    97201
     (Address of principal executive offices)               (Zip Code)

                      BARRETT BUSINESS SERVICES, INC.
                     EMPLOYEES' SAVINGS PLAN AND TRUST
                         (Full title of the plan)

William W. Sherertz
President
Barrett Business Services, Inc.
4724 S.W. Macadam Avenue
Portland, Oregon  97201
Telephone (503) 220-0988
(Name, address, and telephone number of agent for service)



CALCULATION OF REGISTRATION FEE

                                            Proposed          Proposed
         Title of        Amount to be       Maximum           Maximum         Amount of
     Securities to be     Registered     Offering Price       Aggregate       Registration

        Registered                        Per Share<F1>       Offering            Fee
                                                              Price<F1>
      Common Stock,
    $.01 par value<F2>   60,000 shares   Not Applicable      $1,762,500         $607.76

<F1> Pursuant to Rule 457(h) under the Securities Act of 1933, the maximum aggregate offering price and the registration fee have been computed based on the average of the high and low sales prices of the Common Stock reported by the National Association of Securities Dealers, Inc., through NASDAQ, on March 22, 1994, $29.375.

<F2> In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein, as well as such indefinite additional number of shares as may be issued with respect to shares held under the plan as a result of stock dividends and splits.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents filed by the registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement:

          (a) The registrant's Annual Report on Form 10-K for the year ended December 31, 1993.

          (b)  The description of the registrant's Common Stock included as
     Exhibit 3 to the registrant's Registration Statement on Form 8-A dated June 3, 1993, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934 (File No. 0-21886).

          All documents filed by the registrant or the subject plan subsequent to those listed above pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

          Indemnification

          Section 2-312 of the Maryland General Corporation Law (the "Act") provides that any director held liable for an unlawful distribution in violation of Section 2-311 of the Act or the corporation's charter is entitled to contribution from (i) every other director who could be held liable under Section 2-312 of the Act for the unlawful distribution and
(ii) each stockholder for the amount the stockholder accepted knowing the distribution was made in violation of Section 2-311 of the Act or the corporation's charter.

          Under Section 2-418 of the Act, a person who is made a party to a proceeding because such person is or was an officer or director of a corporation (an "Indemnitee") shall be indemnified by the corporation (unless the corporation's charter provides otherwise) against reasonable expenses incurred by the Indemnitee in connection with the proceeding if the Indemnitee is successful on the merits or otherwise or if ordered by a court of competent jurisdiction. In addition, under said section a corporation is permitted to indemnify an Indemnitee against liability incurred in a proceeding unless (i) the Indemnitee's act or omission was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;
(ii) the Indemnitee actually received an improper personal benefit in money, property, or services; (iii) in the case of a criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful; (iv) the Indemnitee was adjudged liable to the corporation in a proceeding by or in the right of the corporation; or (v) the Indemnitee was adjudged liable on the basis that he or she improperly received a personal benefit.

          As authorized by the Act, Article V of the registrant's Articles of Amendment and Restatement (the "Charter") provides that the registrant shall indemnify each of its officers and directors to the fullest extent permissible under the Act, as the same exists or may hereafter be amended, against all liabilities, losses, judgments, penalties, fines, settlements and reasonable expenses (including attorney fees) incurred or suffered by such person by reason of or arising from the fact that such person is or was an officer or director of the registrant or is or was serving at the request of the registrant as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Such indemnification continues as to a person who has ceased to be a director, officer, partner, trustee, employee or agent and inures to the benefit of his or her heirs, executors, and administrators.

          The registrant has entered into an indemnification agreement with each of its directors. Each such agreement provides that the registrant will indemnify the director to the full extent authorized or permitted by the Act or any other applicable statute or the registrant's Charter or Bylaws or any amendment thereof against any obligation to pay a judgment, settlement, penalty, fine or reasonable expenses, including attorney fees (any of the foregoing, a "Liability") incurred in connection with any claim (as defined therein), including a claim by or in the right of the registrant; provided that no indemnity shall be paid by the registrant
(i) if a final decision by a court having jurisdiction shall determine that such indemnification is unlawful, (ii) on account of acts or omissions by the director which are finally adjudged to have been not in good faith or to have involved intentional misconduct or a knowing violation of law, or
(iii) on account of Liability under Section 16(b) of the Securities Exchange Act of 1934 or any similar provision of federal or state statutory law.

          Insurance

          The registrant maintains directors' and officers' liability insurance under which the registrant's directors and officers are insured against loss (as defined) as a result of claims brought against them based upon their acts or omissions in such capacities, including civil liabilities under the Securities Act of 1933.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

          The Index to Exhibits listing the exhibits required by Item 601 of Regulation S-K is located at page II-5.

Item 9.  Undertakings.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)  To include any prospectus required
               by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

                    (ii)  To reflect in the prospectus any
               facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii)  To include any material
               information with respect to the plan of
               distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The undertaking of the registrant in the preceding sentence does not apply to insurance against liability arising under the Securities Act.

                                SIGNATURES

The Registrant.

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, state of Oregon, on the 28th day of March, 1994.

                                   BARRETT BUSINESS SERVICES, INC.
                                            (Registrant)


                                   By   /s/ JACK D. WILLIAMSON, JR.
                                      Jack D. Williamson, Jr.
                                      Vice President -- Finance and
Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 28th day of March, 1994.

                    Signature                          Title

(1)  Principal Executive Officer and Director


          WILLIAM W. SHERERTZ*                    President and Director

(2)  Principal Financial Officer and
     Principal Accounting Officer and Director:


/s/ JACK D. WILLIAMSON, JR.                       Vice President -- Finance

Jack D. Williamson, Jr.                           and Treasurer and
Director

(3)  A majority of the Board of Directors:

     ROBERT R. AMES*                              Director
     JEFFREY L. BEAUDOIN*                         Director
     ANTHONY MEEKER*                              Director
     STANLEY G. RENECKER*                         Director


*By/s/JACK D. WILLIAMSON, JR.
   Jack D. Williamson, Jr.
   Attorney-in-fact

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Barrett Business Services, Inc., Employees' Savings Plan and Trust has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, state of Oregon, on the 28th day of March, 1994.

                              BARRETT BUSINESS SERVICES, INC.
                              EMPLOYEES' SAVINGS PLAN AND TRUST

                              By Barrett Business Services, Inc.,
                              Plan Administrator



                              By /S/ JACK D. WILLIAMSON, JR.
                              Jack D. Williamson, Jr.
                              Vice President -- Finance and Treasurer

                             INDEX TO EXHIBITS





4.1     Articles of Amendment and Restatement of the registrant.
        Incorporated by reference to Exhibit 3.1 to the registrant's Registration Statement on Form S-1
        (Registration No. 33-61804) ("Form S-1").

4.2     Bylaws of the registrant.  Incorporated by reference to
        Exhibit 3.2 to the Form S-1.

5 Internal Revenue Service determination letter regarding qualification under Section 401 of the Internal Revenue
        Code.

23.1    Consent of Price Waterhouse, independent accountants.

23.2 Consent of Frank, Rimerman & Co., independent accountants.

24      Power of attorney of certain officers and directors.

- ----------------------

     Other exhibits listed in Item 601 to Regulation S-K are not applicable.
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